UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2012 (April 26, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, John W. Eaves was appointed CEO of Arch Coal, Inc. (the “Company”) effective April 26, 2012.  In connection with his appointment as CEO, Mr. Eaves entered into a new employment agreement on April 26, 2012, substantially in the form attached as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. In addition, in connection with his new role as CEO, Mr. Eaves’ annual salary was increased to $850,000.

On April 26, 2012, the Company appointed Paul A. Lang as Chief Operating Officer of the Company, replacing Mr. Eaves who became CEO.  In connection with his appointment as COO, Mr. Lang entered into a new employment agreement on April 26, 2012, substantially in the form attached as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  In addition, in connection with his new role as COO, Mr. Lang’s annual salary was increased to $650,000.

Additional biographical information regarding Messrs. Eaves and Lang is set forth under the heading “Executive Officers” in Part I, Item I, Business, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and such information regarding Messrs. Eaves and Lang is incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on April 26, 2012.   The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

Proposal 1 — Election of Directors

The following five directors were nominated to serve for their respective term expiring at the annual meeting of stockholders in which their respective class expires, or when their successors are otherwise duly elected and qualified.  The five directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
David D. Freudenthal	134,846,004	1,884,613	39,029,311
Patricia F. Godley	134,840,989	1,889,628	39,029,311
George C. Morris III	134,935,786	1,794,831	39,029,311
Wesley M. Taylor	133,821,955	2,908,662	39,029,311
Peter I. Wold	133,866,109	2,864,508	39,029,311

Proposal 2 — The Ratification of the Appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s Independent Public Accounting Firm

The stockholders were asked to ratify the appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s independent public accounting firm for the fiscal year ending December 31, 2012.  The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain
172,672,507	2,440,287	647,134

Proposal 3 - The Approval of Executive Compensation in an Advisory Vote

The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Proxy Statement, and in accordance with the compensation disclosure rules of the SEC.

The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
131,823,400	3,910,624	996,580	39,029,324

Proposal 4 — Stockholder proposal regarding the preparation of an additional environmental report

The stockholders were asked to vote against the stockholder proposal presented at the meeting regarding the preparation of an additional environmental report.  The proposal was rejected, as indicated below.

For	Against	Abstain	Broker Non-Votes
56,866,524	70,489,628	9,374,450	39,029,326

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and
Secretary